Exhibit 99.1

DTS Reports Strong Fourth Quarter and Fiscal 2009 Results

Calabasas, Calif. — February 22, 2010 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the fourth quarter and fiscal year ended December 31, 2009.

For the fourth quarter of 2009 revenue increased 16% to $21.2 million. DTS reported net income from continuing operations of $4.9 million, or $0.27 per diluted share. For the fourth quarter of 2008 revenue was $18.3 million and net income from continuing operations was $2.9 million, or $0.16 per diluted share. Results for the fourth quarter of 2009 included $1.4 million, or $0.05 per diluted share net of tax, in stock-based compensation expense and $225,000, or $0.01 per diluted share net of tax, in amortization of intangible assets associated with the Neural Audio business acquisition.

For fiscal year 2009, revenue increased 29% to $77.7 million, which included $17.2 million in royalty recovery payments. Net income from continuing operations for fiscal year 2009 was $10.7 million, or $0.60 per diluted share.  For fiscal year 2008, DTS reported revenue of $60.2 million, which included $5.5 million in royalty recovery payments, and net income from continuing operations of $9.5 million, or $0.52 cents per diluted share.

During the year, the Company generated $21.9 million in cash from operating activities and closed the year with cash, cash equivalents and short-term investments of $75.4 million.

“2009 was a strong year for DTS, during which we saw Blu-ray firmly establish itself as the next major physical media format for home entertainment,” commented Jon Kirchner, Chairman and CEO of DTS, Inc. “During the second half of the year, we saw acceleration in  the growth of both game consoles and stand-alone players, driven by significantly declining price points, broader content and hardware availability, and expanding, mass-market retail industry support. Further, the growing consumer interest in Blu-ray as a connected home device is setting the stage for an expanded DTS footprint in the online market, across a range of devices including TVs, Digital Media Players, and set-top boxes.

“Looking into 2010, we are excited about continued growth of the Blu-ray format. Additionally, we are optimistic about our expanding opportunities beyond Blu-ray as we bring a range of new virtual and enhancement technologies to the consumer electronics and PC markets. We are planning for 2010 revenue to be in the range of $80 to 83 million, operating margins in the high 20s, and earnings per share to be in the range of $0.73 to $0.78.” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call today, Monday, February 22, 2010, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 877-941-2068 or 480-629-9712 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 3:30 p.m. Pacific Time on February 22, 2010 through March 1, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering the pass code 4202162#.

About DTS

DTS, Inc. (NASDAQ:DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processors, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and surround music software. Founded in 1993, DTS’ corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc. © 2009 DTS Inc. All rights reserved.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-436-1080
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	December 31,
	2009	2008

		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,222	$25,658
Short-term investments	33,129	42,365
Accounts receivable, net of allowance for doubtful accounts of $229 and
$64 at December 31, 2009 and 2008, respectively	5,731	8,835
Deferred income taxes	4,945	4,644
Prepaid expenses and other current assets	1,617	1,410
Income taxes receivable, net	2,613	2,467
Total current assets	90,257	85,379
Property and equipment, net	33,885	23,778
Intangible assets, net	6,565	7,557
Goodwill	1,257	972
Deferred income taxes	13,152	13,145
Long-term investments	8,515	6,347
Other assets	587	500
Total assets	$154,218	$137,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$826	$1,448
Accrued expenses and other current liabilities	5,706	7,158
Total current liabilities	6,532	8,606
Other long-term liabilities	5,862	3,783

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2009 and 2008; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2009 and 2008; 19,652 and 19,290 shares issued
at December 31, 2009 and 2008, respectively; 17,522 and 17,290
outstanding at December 31, 2009 and 2008, respectively	2	2
Additional paid-in capital	161,710	151,894
Treasury stock, at cost - 2,130 and 2,000 at December 31, 2009
and 2008, respectively	(45,498)	(41,608)
Accumulated other comprehensive income	362	355
Retained earnings	25,248	14,646
Total stockholders' equity	141,824	125,289

Total liabilities and stockholders' equity	$154,218	$137,678

DTS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)

Revenue	$21,217	$18,256	$77,722	$60,238
Cost of revenue	424	249	1,766	1,179
Gross profit	20,793	18,007	75,956	59,059
Operating expenses:
Selling, general and administrative	10,273	10,376	48,717	36,794
Research and development	2,452	1,560	9,087	6,924
In-process research and development	-	1,090	-	1,090
Total operating expenses	12,725	13,026	57,804	44,808
Income from operations	8,068	4,981	18,152	14,251
Interest and other income, net	(50)	617	1,063	2,418
Income from continuing operations before income taxes	8,018	5,598	19,215	16,669
Provision for income taxes	3,113	2,721	8,525	7,158
Income from continuing operations	4,905	2,877	10,690	9,511
Income (loss) from discontinued operations, net of tax	(65)	134	(88)	1,856
Net income	$4,840	$3,011	$10,602	$11,367

Earnings per share - basic:
Income from continuing operations	$0.29	$0.17	$0.62	$0.54
Discontinued operations, net of tax	(0.01)	-	-	0.10
Net income	$0.28	$0.17	$0.62	$0.64

Earnings per share - diluted:
Income from continuing operations	$0.27	$0.16	$0.60	$0.52
Discontinued operations, net of tax	-	0.01	-	0.11
Net income	$0.27	$0.17	$0.60	$0.63

Weighted average shares used to compute
net income per common share:
Basic	17,208	17,359	17,145	17,641
Diluted	17,958	17,656	17,689	18,145